EXHIBIT (24.1)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint CHRISTOPHE BECK, JANDEEN M. BOONE and YOUHAO DONG, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to the Annual Report on Form 10-K of Ecolab Inc. for the fiscal year ended December 31, 2025, and all amendments thereto, provided that the Annual Report and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 23rd day of February, 2026.

/s/ Judson B. Althoff
Judson B. Althoff

/s/ Shari L. Ballard
Shari L. Ballard

/s/ Michel D. Doukeris
Michel D. Doukeris

/s/ Eric M. Green
Eric M. Green

/s/ Marion K. Gross
Marion K. Gross

/s/ Michael Larson
Michael Larson

/s/ David W. MacLennan
David W. MacLennan

/s/ Tracy B. McKibben
Tracy B. McKibben

/s/ Lionel L. Nowell, III
Lionel L. Nowell, III

/s/ Victoria J. Reich
Victoria J. Reich

/s/ Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/ Julie P. Whalen
Julie P. Whalen

/s/ John J. Zillmer
John J. Zillmer